SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 6/30/2008
FILE NUMBER 811-2699
SERIES NO.: 23

74U.  1 Number of shares outstanding (000's omitted)
        Class A                                             139
      2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
        Class B                                              26
        Class C                                              20
        Class R                                              27
        Institutional Class                                   5

74V.  1  Net asset value per share (to nearest cent)
        Class A                                           $8.61
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                           $8.56
        Class C                                           $8.56
        Class R                                           $8.59
        Institutional Class                               $8.63